Zevotek, Inc. Announces Exclusive Marketing Rights to Patented Ionic Bulb

      NEW YORK, Aug. 15 /PRNewswire-FirstCall/ -- Zevotek, Inc., a wholly owned subsidiary of Diet Coffee, Inc. (OTC Bulletin Board: DCFF), announced today that the Company acquired the exclusive worldwide marketing and distribution rights to the Ionic Bulb, a patented Energy Saving Compact Fluorescent Light Bulb. With the worldwide push to conserve energy and save money on electric bills, Zevotek, Inc. seeks to penetrate the $40 billion dollar global lighting industry through sales of the innovative Ionic Bulb. Zevotek announced that the agreement gives the Company exclusive worldwide rights, other than certain Pacific Rim countries, for a two-year period to market, distribute, sell and manufacture the product, including access to the patented technology.

      The Ionic Bulb uniquely combines the innovative performance features of Ionic Air Cleaning technology with those of a 10,000 Hour reduced energy use Compact Fluorescent Light Bulb (CFL). The Ionic Bulb contains a patented air purifying microchip ion emitter that is powered by the bulb's own energy. The Ionic Bulb has achieved UL Listed status and is designed for use in any U.S. home without any special modifications needed. When illuminated, the Ionic Bulb immediately begins to work on the air within a surrounding 100 square foot area. By silently emitting negative ions, the Ionic Bulb helps to eliminate smoke, dust, pollen, pet dander and odors from the air. The Ionic Bulb is designed for consumers to use instead of expensive air purifiers that waste space and electricity in home and offices.

      Industry testing shows CFL Bulbs like the Ionic Bulb are four times more energy efficient, last up to ten times longer and use 50% to 80% less energy than ordinary incandescent light bulbs. CFL Bulbs can be used nearly anywhere that ordinary incandescent lights are used, including recessed fixtures, table lamps, track lighting, ceiling fixtures and porch lights. Zevotek, Inc. plans to exclusively market the Ionic Bulb through TV Infomercials, catalogs, magazines and major U.S. retail and specialty stores and our website www.ionicbulb.com.

      About Diet Coffee, Inc.

      Diet Coffee, Inc. is a direct marketer and distributor of all natural, high-energy fat burning specialty beverages that are designed to help individuals suppress their appetite and reach weight loss goals. The Company's Slim Coffee(TM) product line features delicious tasting coffee beverages infused with specially formulated dietary supplements. Slim Coffee(TM) products are sold through retail stores, catalogs, and print advertisements. Zevotek, Inc., a wholly owned subsidiary, plans to market and sell independently a range of distinct and independent lines of home care and household products.

      Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements in this release with respect to the Diet Coffee, Inc.'s business, financial condition and results of operations, as well as matters of timing and the prospective terms of the transaction described are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond Diet Coffee, Inc.'s control with respect to market acceptance of their products, whether financing will be available, the plans for Zevotek, Inc. to market and sell home care and other household products as well as certain other risk factors which are and may be detailed from time to time in Diet Coffee, Inc.'s filings with the Securities and Exchange Commission.

      This press release contains forward-looking statements. The words or phrases 'may,' 'intends,' 'expects,' 'estimate,' 'indicate,' 'plans,' 'anticipates,' 'could,' 'if,' 'will,' 'should' or similar expressions are intended to identify 'forward-looking statements.' Actual results could differ materially from those projected in forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Diet Coffee, Inc. cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, Diet Coffee, Inc. does not undertake, and Diet Coffee, Inc. specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

      SOURCE Diet Coffee, Inc.

      Source: PR Newswire (August 15, 2007 - 3:15 PM EST)